Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	October 28, 2014
Executive Vice President
and Chief Financial Officer
(310) 481-8484 Or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
THIRD QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, October 28, 2014 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its third quarter ended September 30, 2014.

Third Quarter Highlights

•	Funds from operations (FFO) of $0.69 per share

•	Net income available to common stockholders of $0.18 per share, including a gain from a property disposition of $0.07 per share

•	Revenues from continuing operations of $129.0 million

•	Signed new or renewing leases in the stabilized portfolio totaling 520,489 square feet

•	At September 30, 2014, stabilized portfolio was 94.1% occupied and 95.6% leased

•	Delivered and stabilized a 587,429 square-foot, three-building office project located in Silicon Valley’s Sunnyvale submarket

•	Executed a 15-year, 93,000 square-foot lease for the entire historical office component of Columbia Square, a 685,000 square-foot, mixed-use development project in Los Angeles’ Hollywood submarket

•	Executed a 12-year, 334,000 square-foot lease for 100% of the office development project at Crossing/900 in Redwood City, CA

•	Completed the sale of a 67,000 square-foot property in Irvine, CA, for gross proceeds of $15.1 million

•	Repaid all $83.0 million of Series B unsecured senior notes upon maturity in August

•	Issued, in an underwritten public offering, $400.0 million of 15-year unsecured senior notes that pay interest semi-annually at 4.25%

Recent Activity

•	In October, commenced construction on a 73,000 square-foot office building in San Diego’s Del Mar submarket

Results for the Quarter and Nine Months ended September 30, 2014
For its third quarter ended September 30, 2014, KRC reported FFO of $60.4 million, or $0.69 per share, compared to $55.9 million, or $0.69 per share, in the third quarter of 2013. Net income available to common stockholders in the third quarter was $15.7 million, or $0.18 per share, compared to $5.6 million, or $0.07 per share, in the year-earlier period. Net income for the 2014 third quarter included an approximate $5.6 million gain from a property disposition. Results for the third quarter of 2014 included $0.02 per share of net lease termination fees and in the same quarter last year, results included a net $0.05 per share cash payment related to the default of a prior tenant. Including discontinued operations, the company’s revenues in the third quarter of 2014 totaled $131.1 million, up from $127.8 million in the third quarter of 2013.

For the first nine months of 2014, KRC reported FFO of $180.9 million, or $2.06 per share, compared to $160.1 million, or $1.99 per share, in the first nine months of 2013. Net income available to common stockholders in the first nine months of 2014 was $139.4 million, or $1.63 per share, compared to $11.3 million, or $0.13 per share, in the same period of 2013. Net income for the 2014 nine-month period included approximately $113.9 million in gains from property and land dispositions. Results for the first nine months of 2014 included $0.06 per share of net lease termination fees and in the same period last year, results included approximately $0.11 per share of cash payments related to prior tenant matters. Including discontinued operations, the company’s revenues for the first nine months of 2014 totaled $386.6 million, up from $369.8 million in the first nine months of 2013.

Revenues from continuing operations for the first nine months of 2014 totaled $380.0 million, up from $338.5 million for the first nine months of 2013.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At September 30, 2014, KRC’s stabilized portfolio encompassed approximately 13.5 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the third quarter, the company signed new or renewing leases on 520,489 square feet of space in the stabilized portfolio. Also, during the third quarter, KRC delivered and stabilized a 587,429 square foot, three building office project located in Sunnyvale, CA. The campus is 100% leased to LinkedIn Corporation. The stabilized portfolio was 94.1% occupied at September 30, 2014, compared to 93.6% at June 30, 2014 and 92.2% at September 30, 2013. At September 30, 2014, the company’s stabilized portfolio was 95.6% leased.

Real Estate Investment Activity
During the third quarter, KRC executed a 15-year lease with creative workspace provider NeueHouse for the entire historical office component of its Columbia Square mixed-use development project located in Hollywood, CA, and a 12-year lease with cloud-storage and content management services provider Box Inc. for 100% of its Crossing/900 office project under construction in Redwood City, CA. With these transactions in place, 79% of KRC’s office development under construction was pre-leased.

In October, KRC commenced construction on a 73,000 square foot office building, The Heights at Del Mar, located in the Del Mar submarket of San Diego. The company expects to invest approximately $45 million in the development project, which is scheduled for completion in the fourth quarter of 2015.

Within its existing development program, as of October 2014, KRC had six development projects under construction aggregating just under 2.1 million square feet with scheduled completion dates ranging from year-end 2014 through 2016. The company estimates its total investment in these six projects will be approximately $1.2 billion.

KRC also completed the sale of a 67,000 square-foot office property located in Irvine, CA, during the quarter, generating gross proceeds of approximately $15 million, and executed contracts to sell two additional properties located in San Rafael, CA and Orange, CA, that together total 229,000 square feet and are expected to generate aggregate proceeds of approximately $60 million. The two transactions are anticipated to close in the fourth quarter of 2014.

Financing Activity
In August, KRC issued $400.0 million of unsecured senior notes in an underwritten public offering. The notes pay interest semi-annually at 4.25% and mature in August 2029. During the quarter, the company also repaid all $83.0 million of its Series B unsecured senior notes upon maturity in August, as well as $37.0 million of its 4.25% Exchangeable Notes due November 2014 as a result of early redemptions.

Management Comments
“With our West Coast real estate markets among the most dynamic in the nation, KRC’s operating teams are delivering strong results across all our strategic priorities,” said John Kilroy, Jr., the company’s chairman, president and chief executive officer. “Vacancies within our stabilized portfolio are now at frictional levels, our active office development pipeline at quarter end was approximately 79% pre-leased, and our same-store operating results have benefited from rising rents. Equally important, our unrelenting focus on top quality, contemporary office space located in highly sought after urban locales is strengthening the KRC franchise among our potential tenants and enhancing the long-term value of our portfolio.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2014 during the company’s October 29, 2014 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8033 reservation #61919692. A replay of the conference call will be available via phone through November 5, 2014 at (888) 286-8010, reservation #87923640, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At September 30, 2014, the company’s stabilized portfolio totaled 13.5 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 151 North American participants across all asset types. At the end of the third quarter, the company’s properties were 41% LEED certified and 59% of eligible properties are ENERGY STAR certified. In addition, KRC has approximately 2.0 million square feet of new office development under construction with a total estimated investment of approximately $1.2 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K/A for the year ended December 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues from continuing operations	$129,024	$113,545	$379,960	$338,507

Revenues including discontinued operations	$131,082	$127,803	$386,594	$369,778

Net income available to common stockholders (1)(2)	$15,669	$5,584	$139,429	$11,314

Weighted average common shares outstanding – basic	83,161	76,769	82,525	75,751
Weighted average common shares outstanding – diluted	85,110	76,769	84,623	75,751

Net income available to common stockholders per share – basic (1)(2)	$0.18	$0.07	$1.67	$0.13
Net income available to common stockholders per share – diluted (1)(2)	$0.18	$0.07	$1.63	$0.13

Funds From Operations (3)(4)	$60,399	$55,899	$180,927	$160,139

Weighted average common shares/units outstanding – basic (5)	86,189	79,806	85,555	78,795
Weighted average common shares/units outstanding – diluted (5)	88,138	81,527	87,653	80,586

Funds From Operations per common share/unit – basic (5)	$0.70	$0.70	$2.11	$2.03
Funds From Operations per common share/unit – diluted (5)	$0.69	$0.69	$2.06	$1.99

Common shares outstanding at end of period			83,388	82,113
Common partnership units outstanding at end of period			1,804	1,822
Total common shares and units outstanding at end of period			85,192	83,935

			September 30, 2014	September 30, 2013
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			92.7%	93.2%
Orange County			97.8%	93.3%
San Diego County			90.8%	89.6%
San Francisco Bay Area			98.8%	92.7%
Greater Seattle			95.2%	95.2%
Weighted average total			94.1%	92.2%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,503	3,398
Orange County			272	437
San Diego County			4,244	4,364
San Francisco Bay Area			3,279	2,289
Greater Seattle			2,188	2,048
Total			13,486	12,536
________________________

(1)
Net income available to common stockholders and Funds From Operations for the three months ended September 30, 2013 includes the receipt of a $3.7 million net cash payment related to the default of a former tenant and for the nine months ended September 30, 2013 also includes the receipt of a $5.2 million payment related to a property damage settlement.

(2)
Net income available to common stockholders includes gains on dispositions of discontinued operations of $5.6 million and $110.4 million for the three and nine months ended September 30, 2014, $0.4 million for the nine months ended September 30, 2013 and a $3.5 million gain on sale of land for the nine months ended September 30, 2014.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for September 30, 2013 include the office properties that were sold during 2013 and 2014.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$757,036	$657,491
Buildings and improvements	3,882,015	3,590,699
Undeveloped land and construction in progress	1,112,046	1,016,757
Total real estate assets held for investment	5,751,097	5,264,947
Accumulated depreciation and amortization	(912,623)	(818,957)
Total real estate assets held for investment, net	4,838,474	4,445,990

Real estate assets and other assets held for sale, net	49,815	213,100
Cash and cash equivalents	200,431	35,377
Restricted cash	17,487	49,780
Marketable securities	12,076	10,008
Current receivables, net	6,443	10,743
Deferred rent receivables, net	139,910	127,123
Deferred leasing costs and acquisition-related intangible assets, net	183,057	186,622
Deferred financing costs, net	19,373	16,502
Prepaid expenses and other assets, net	20,398	15,783
TOTAL ASSETS	$5,487,464	$5,111,028

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$549,896	$560,434
Exchangeable senior notes, net	135,049	168,372
Unsecured debt, net	1,743,962	1,431,132
Unsecured line of credit	—	45,000
Accounts payable, accrued expenses and other liabilities	243,602	198,467
Accrued distributions	31,897	31,490
Deferred revenue and acquisition-related intangible liabilities, net	114,504	101,286
Rents received in advance and tenant security deposits	45,086	44,240
Liabilities of real estate assets held for sale	3,099	14,447
Total liabilities	2,867,095	2,594,868

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	834	822
Additional paid-in capital	2,530,282	2,478,975
Distributions in excess of earnings	(159,799)	(210,896)
Total stockholders’ equity	2,563,728	2,461,312
Noncontrolling Interests
Common units of the Operating Partnership	51,419	49,963
Noncontrolling interest in consolidated subsidiary	5,222	4,885
Total noncontrolling interests	56,641	54,848
Total equity	2,620,369	2,516,160
TOTAL LIABILITIES AND EQUITY	$5,487,464	$5,111,028

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES
Rental income	$115,221	$103,354	$338,911	$303,573
Tenant reimbursements	11,346	9,583	33,399	28,350
Other property income	2,457	608	7,650	6,584
Total revenues	129,024	113,545	379,960	338,507

EXPENSES
Property expenses	25,801	24,470	75,448	69,895
Real estate taxes	11,008	10,088	32,728	29,129
Provision for bad debts	58	101	58	196
Ground leases	771	929	2,306	2,665
General and administrative expenses	11,138	10,226	33,806	29,750
Acquisition-related expenses	431	568	1,268	1,387
Depreciation and amortization	50,032	45,804	148,647	138,652
Total expenses	99,239	92,186	294,261	271,674

OTHER (EXPENSES) INCOME
Interest income and other net investment gains/(losses)	(9)	673	587	1,084
Interest expense	(16,608)	(18,853)	(49,880)	(58,021)
Total other (expenses) income	(16,617)	(18,180)	(49,293)	(56,937)

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF LAND	13,168	3,179	36,406	9,896
Gain on sale of land	—	—	3,490	—
INCOME FROM CONTINUING OPERATIONS	13,168	3,179	39,896	9,896

DISCONTINUED OPERATIONS:
Income from discontinued operations	548	5,848	2,091	11,199
Gains on dispositions of discontinued operations	5,587	—	110,391	423
Total income from discontinued operations	6,135	5,848	112,482	11,622

NET INCOME	19,303	9,027	152,378	21,518

Net income attributable to noncontrolling common units of the Operating Partnership	(321)	(131)	(3,011)	(266)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	18,982	8,896	149,367	21,252

PREFERRED DIVIDENDS	(3,313)	(3,312)	(9,938)	(9,938)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$15,669	$5,584	$139,429	$11,314

Weighted average common shares outstanding – basic	83,161	76,769	82,525	75,751
Weighted average common shares outstanding – diluted	85,110	76,769	84,623	75,751

Net income available to common stockholders per share – basic	$0.18	$0.07	$1.67	$0.13
Net income available to common stockholders per share – diluted	$0.18	$0.07	$1.63	$0.13

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income available to common stockholders	$15,669	$5,584	$139,429	$11,314
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	321	131	3,011	266
Depreciation and amortization of real estate assets	49,996	50,184	148,878	148,982
Gains on dispositions of discontinued operations	(5,587)	—	(110,391)	(423)
Funds From Operations (1)(2)(3)	$60,399	$55,899	$180,927	$160,139

Weighted average common shares/units outstanding – basic	86,189	79,806	85,555	78,795
Weighted average common shares/units outstanding – diluted	88,138	81,527	87,653	80,586

Funds From Operations per common share/unit – basic (3)	$0.70	$0.70	$2.11	$2.03
Funds From Operations per common share/unit – diluted (3)	$0.69	$0.69	$2.06	$1.99
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.7 million and $2.6 million for the three months ended September 30, 2014 and 2013, respectively, and $7.7 million and $7.6 million for the nine months ended September 30, 2014 and 2013, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.